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                                                                   EXHIBIT 10


STOCK PURCHASE AND SALE AGREEMENT BETWEEN JAMES STEIN, H&H
DISTRIBUTORS, INC. AND OAKHURST COMPANY, INC.





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                                                                      EXHIBIT 10




                       STOCK PURCHASE AND SALE AGREEMENT

          JAMES STEIN, H&H DISTRIBUTORS, INC. & OAKHURST COMPANY, INC.

THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 14th day of July 1997, by and among James Stein an individual, ("Mr. Stein"), H&H Distributors, Inc., a Pennsylvania corporation ("H&H"), and Oakhurst Company Inc., a Delaware corporation, (formerly known as Oakhurst Capital, Inc.) ("Oakhurst"), which owns all of the outstanding capital stock of H&H. Mr. Stein, H&H and Oakhurst are each referred to in this Agreement as a "Party" and collectively as the "Parties."

1 BACKGROUND. This Agreement contemplates transactions, among others, in which Oakhurst will sell to Mr. Stein, and Mr. Stein will purchase from Oakhurst all of the outstanding capital stock of H&H (the "H&H Shares"), and the Parties will resolve all outstanding debts, and obligations between and among them.

2 THE CONSIDERATION. The consideration to be paid for the H&H Shares shall consist of the liabilities to be assumed; the mutual exchange of promises and releases; the documents to be executed and delivered by Mr. Stein, H&H and/or Oakhurst; and the representations, warranties and covenants herein, contained.

3 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or about the date hereof. The Parties may by agreement select such other date for the Closing as they deem suitable. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

4 DELIVERIES AT THE CLOSING. At the Closing the following will take place:

            4.1               The H&H Shares.  Oakhurst will deliver to Mr.
                              Stein one or more stock certificates representing the H&H Shares endorsed in blank or accompanied by an assignment document executed in blank.

            4.2 Finova Debt. Oakhurst shall pay any balance of the debt of H&H owing to Finova Capital Corporation ("Finova") at the Closing under that certain Loan and Security Agreement dated March 28, 1996 among Oakhurst, H&H and others, and Oakhurst shall retain any H&H bank balances existing on the day prior to the Closing Date. H&H shall retain any deposits made on the Closing Date.

            4.3               UCC Release Forms.  Oakhurst will deliver to Mr.
                              Stein UCC-3 forms executed by Finova relating to all liens imposed by Finova on the assets of H&H.

            4.4 Assignment of Claims and Proceeds Agreement. H&H will execute the form of Assignment of Claims and Proceeds Agreement relating to certain claims and the proceeds thereof arising from thefts of H&H assets in substantially the form set forth in Exhibit A.

            4.5 Assignment of Certain Intellectual Property Rights and Transfer of Stock. H&H will execute and deliver and Oakhurst will cause Oakhurst Holdings, Inc., a wholly-owned subsidiary of Oakhurst ("OHI") to execute and deliver that certain Assignment of Intellectual Property Rights and Transfer of Stock substantially in the form of Exhibit



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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued



                              B pursuant to which OHI sells, assigns and transfers to H&H all of OHI's right, title and interest in and to the trade names "Harry Survis" and "Harry Survis Auto Center" and in payment therefor, H&H will deliver to OHI that certain stock certificate representing one hundred seventy (170) shares of OHI capital stock endorsed in blank or accompanied by an assignment document executed in blank.

            4.6 Termination of Corporate Services Agreement. H&H will execute and deliver, and Oakhurst will cause Oakhurst Management Corporation, a wholly-owned subsidiary of Oakhurst, to execute and deliver that certain Corporate Services Termination Agreement in substantially the form of Exhibit C.

            4.7 Extension of Options. Oakhurst shall provide to Mr. Stein a true and complete copy of an action by the Stock Plans Committee of Oakhurst providing that the options to purchase Oakhurst common stock held by him will continue in full force and effect for a period of four (4) years after the Closing Date notwithstanding the fact that after the Closing, he will not be an employee of a subsidiary of Oakhurst.

            4.8 Upon Closing, Oakhurst will release to Marmion Advertising the check held in the amount of $7,946.00 and will fund payment of such check.

5 CERTAIN SOFTWARE & EQUIPMENT. As soon as practicable after the Closing Date, but in any event no later than October 31, 1997, H&H shall sell, assign and transfer to Oakhurst or its designee for one dollar ($1.00) those certain software packages and the associated equipment on which such software runs, all as set forth in Exhibit D.

6           CERTAIN RELEASES.

            6.1 Inter-Company Debt. By the execution hereof, H&H Oakhurst, OHI and Oakhurst Management Corporation ("OMC") hereby each releases the other from and against any and all amounts owing from one to the other immediately prior to the Closing Date. On the date hereof, it is estimated that for book purposes, Oakhurst is indebted to H&H in the range of $400,000 to $450,000.

            6.2 Employment Agreement. Each of Mr. Stein and H&H on the one hand and Oakhurst and its subsidiaries on the other hand hereby releases, remises, acquits and forever discharges the other and each of the other's heirs, administrators, personal representatives, successors and assigns, of and from any and all claims, demands, losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of that certain Employment Agreement between H&H and Mr. Stein dated as of November 1, 1993.

            6.3 The Operations of H&H. By the execution hereof each of Mr. Stein and H&H on the one hand, and Oakhurst and its subsidiaries on the other hand hereby releases, remises, acquits and forever discharges the other and each of the other's consultants, officers, and directors acting in any capacity for Oakhurst, for its subsidiaries and for H&H or for any one of them and the other's subsidiaries, heirs, administrators, personal representatives, successors and assigns, of and from any





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued



                              and all claims, demands, losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of the business and operations of H&H on and prior to the Closing Date.

            6.4 Each Party represents and warrants to each other Party that such Party has not assigned and will not assign any claim released herein.

            6.5 Nothing in this Section 6 shall be construed as an admission of any kind or nature for any purpose by any Party to this Agreement or shall be construed as a waiver by any Party of any right of such Party arising under this Agreement.

7 COVENANTS. The Parties agree as follows with respect to the period following the Closing.

            7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

            7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of a person or entity that is not a Party hereto in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, or condition existing on or prior to the Closing Date involving H&H, each of the other Parties will cooperate with him or it and his or its counsel in such contest or defense, make available personnel, and provide such testimony and access to books and records as shall be reasonably necessary in connection with such contest or defense. The contesting or defending Party shall reimburse to the other Party or Parties the out-of-pocket expenses (but not the overhead type expenses) incurred in rendering such cooperation unless the contesting or defending Party is entitled to indemnification therefor hereunder.

            7.3 Confidentiality. Each Party will treat and hold in confidence the confidential information of the other Party, except such information as becomes generally available to the public without a breach of this Section 7.3 by such Party or as is received from a person or entity who is not a party to this Agreement without a restriction as to its disclosure.

            7.4 Finova Debt. Oakhurst shall not incur any indebtedness for or on behalf of H&H from and after the Closing Date.

            7.5               Business Continuation.  It is understood that Mr.
                              Stein plans to close the automotive accessories part of the H&H business and to close some of H&H's facilities. Mr. Stein agrees that he will not pay himself a salary from the H&H business of more than $1,500 per week until such time as all creditors relating to the portion of the business that is closed down have been paid in full, and until a business plan has





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued

                              been formulated that provides for the payment of the on-going expenses of the portion of the H&H business that is not closed.

8 REPRESENTATIONS AND WARRANTIES OF OAKHURST. Oakhurst represents and warrants to Mr. Stein that the statements contained in this
            Section 8 are correct and complete as of the date hereof (except as otherwise noted) and will be correct and complete at the Closing Date.

            8.1 Organization of Oakhurst. Oakhurst is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

            8.2 Authorization of Transaction. Oakhurst has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Oakhurst, enforceable in accordance with its terms and conditions. Oakhurst need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than those already given, made or obtained as of the date hereof.

            8.3 H&H Shares. At the Closing Date, Oakhurst will hold of record and own beneficially all of the H&H Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The entire authorized capital stock of H&H consists of five hundred (500) shares, $100 par value per share, of which three hundred (300) shares are issued and outstanding. No shares are held in treasury. All of the issued and outstanding shares of H&H have been duly authorized, are validly issued, fully paid, and non-assessable. Except as provided for in this Agreement, since the acquisition by Oakhurst of the H&H Shares in January 1994, (i) no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require H&H to issue, sell, or otherwise cause to become outstanding any of its capital stock have been created, and
                              (ii) no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of H&H have been entered into.

            8.4 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Oakhurst is subject or any provision of its charter or bylaws.

            8.5 Brokers' Fees. Oakhurst has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Mr. Stein or H&H could become liable or obligated.





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued


            8.6 Taxes. Oakhurst has paid all taxes that were due on or before the Closing Date and that are payable with respect to H&H.

            8.7 Operation of the Business of H&H. The Parties note that Mr. Stein has been a senior executive of H&H since its acquisition by Oakhurst in 1994. Other than those matters that either Mr. Stein or Harold Garfinkel, the President of H&H, (a) is aware of, (b) carried out, or (c) caused to be carried out, and other than this Agreement, to the actual knowledge of the directors of Oakhurst, since February 28, 1997, the date of the most recent consolidated financial statements of Oakhurst and its subsidiaries, (i) no material transaction has been entered into by H&H, or has occurred with respect to H&H that is not in the ordinary course of H&H's business and consistent with its past practice; and (ii) there has been no occurrence, not in the ordinary course of business, which is expected to give rise to a claim against H&H.

9 REPRESENTATIONS AND WARRANTIES OF MR. STEIN. Mr. Stein represents and warrants to Oakhurst that the statements contained in this
            Section 9 are correct and complete as of the date hereof (except as otherwise noted) and will be correct and complete at the Closing Date.

            9.1 Authorization and Financial Expertise. Mr. Stein has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder, and has the financial expertise necessary to carry on the business of H&H after the Closing. This Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms and conditions. Mr. Stein need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            9.2 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Mr. Stein is subject.

            9.3 Brokers' Fees. Mr. Stein has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Oakhurst could become liable or obligated.

10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Representations and warranties of Mr. Stein and Oakhurst shall survive the Closing hereunder (even if the other Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect for a period of two (2) years after the Closing Date

11          INDEMNIFICATION PROVISIONS.





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued

            11.1 Each Party. Each Party hereby agrees to indemnify the other Party from and against any claim released in this Agreement by such Party as well as from any right or demand that may now or hereafter be asserted by such Party or by any person or entity claiming through such Party in connection with any claim released by such Party.

            11.2 Indemnification For the Benefit of Oakhurst. In the event that Mr. Stein breaches this Agreement or any of his representations, warranties or covenants contained herein, and provided that Oakhurst makes a written claim for indemnification against Mr. Stein within the survival period set forth in Section 10, above, then Mr. Stein agrees to indemnify Oakhurst from and against the entirety of any Adverse Consequences that Oakhurst may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Oakhurst may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach. Mr. Stein also agrees to indemnify Oakhurst from and against the entirety of any Adverse Consequences Oakhurst may suffer resulting from, arising out of, relating to, in the nature of, or caused by the conduct by Mr. Stein of the business of H&H after the Closing Date.

            11.3 Indemnification For the Benefit of Mr. Stein. In the event that Oakhurst breaches this Agreement or any of its representations, warranties and covenants contained herein, and provided that Mr. Stein makes a written claim for indemnification against Oakhurst, then Oakhurst agrees to indemnify Mr. Stein from and against the entirety of any Adverse Consequences Mr. Stein may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

            11.4 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of this Agreement or of any representation, warranty, or covenant contained herein. Mr. Stein hereby agrees that he will not make any claim for indemnification against Oakhurst by reason of the fact that he has been and may continue to be a director, officer, and employee of H&H or any subsidiary thereof.

            11.5 The term "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

12          MISCELLANEOUS.

            12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued

                              prior to the Closing without the prior written approval of Oakhurst and Mr. Stein; provided, however, that Oakhurst may make any public disclosure that it believes in good faith is required by applicable law or by any listing or trading agreement concerning its publicly-traded securities (in which case Oakhurst will advise Mr. Stein thereof prior to making the disclosure).

            12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            12.3 Entire Agreement. This Agreement (including the Exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

            12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Oakhurst and Mr. Stein.

            12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            12.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            12.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be deemed given to a Party either (i) when hand delivered to such Party or
                              (ii) when deposited with a courier service with instructions to provide next- business-day delivery and proof of delivery to such Party, if to Mr. Stein at his residence address on the books of H&H; if to Oakhurst at its headquarters address attention of the President; and if to H&H, at its headquarters address, attention of the President. Any Party may change his or its own address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            12.8 The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean including, but not limited to any enumerated items.

            12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued

                              to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

            12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Oakhurst, H&H and Mr. Stein. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the Parties would not have entered into this Agreement without such provision.

            12.12 Expenses. Each of Oakhurst and Mr. Stein will bear its or his own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            12.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

13 ARBITRATION. Except as otherwise provided below, this Agreement and any controversy, claim or dispute between the Parties directly or indirectly concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this Section 13 shall be finally settled by arbitration held in Pittsburgh, Pennsylvania in accordance with the provisions of this Section 13 and the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

            13.1 The Party shall choose the arbitrators in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

            13.2 A majority of the arbitrators shall have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. Notwithstanding anything herein to the contrary, no arbitrator in any such proceeding shall have authority or power to (a) modify or alter any express condition or provision hereof by an award or otherwise; (b) award punitive or exemplary damages for or against any Party to any such proceeding; or (c) award any damages expressly excluded under this Agreement. Any decision or award of





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               Stock Purchase and Sale Agreement dated July 14, 1997 - continued

                              a majority of the arbitrators shall be final and conclusive on the Parties to this Agreement, and there shall be no appeal therefrom other than for fraud or willful misconduct.

            13.3 The Parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in the appropriate court of the Commonwealth of Pennsylvania. Application may also be made to such court for confirmation of any decision or award of a majority of the arbitrators, for an order of enforcement and for any other remedies which may be necessary to effectuate such decision or award. The Parties hereto hereby consent to the jurisdiction of the arbitrators and of such court and waive any objection to the jurisdiction of such arbitrators and court.

            13.4 Notwithstanding anything contained herein to the contrary, the Parties hereby agree that this
                              Section 13 shall not apply to any action brought by a Party in connection with a claim for injunction or other equitable relief.

            13.5 Each of the Parties to any controversy, claim or dispute subject to arbitration under the terms of this Section 13 shall pay fees and expenses in accordance with any decision or award of a majority of the arbitrators thereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


OAKHURST COMPANY, INC.                  H&H DISTRIBUTORS, INC.



By:   /s/ Mark Auerbach                 By:     /s/ Harold Garfinkel
     -----------------------------           --------------------------------
     Mark Auerbach                      Harold Garfinkel
     Chief Financial Officer            President




                                         /s/ James Stein
                                        -------------------------------------
                                        JAMES STEIN
                                        (an Individual)





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                                                                       EXHIBIT A

                  ASSIGNMENT OF CLAIMS AND PROCEEDS AGREEMENT

THIS ASSIGNMENT OF CLAIMS AND PROCEEDS AGREEMENT (this "Agreement") is entered into as of this 14th day of July 1997, by and among James Stein an individual, ("Mr. Stein"), H&H Distributors, Inc., a Pennsylvania corporation ("H&H"), and Oakhurst Company Inc., a Delaware corporation, (formerly known as Oakhurst Capital, Inc.) ("Oakhurst").

1 CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein, the execution, delivery and performance of that certain Stock Purchase and Sale Agreement between the parties hereto providing for the sale of the capital stock of H&H by Oakhurst to Mr. Stein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged

2 BACKGROUND. Certain persons are suspected of having stolen goods of H&H (the "Thefts") and in connection therewith, H&H has sought to recover proceeds of insurance covering the Thefts and/or to recover the cost of the goods stolen directly from those suspected of making the Thefts.

3 ASSIGNMENT. H&H hereby sells, assigns and transfers to Oakhurst the following: (i) any and all claims, demands and causes of action against the persons believed to have perpetrated the Thefts and against all insurance carriers that have provided insurance to H&H covering the Thefts (collectively the "Claims"); and (ii) any and all of the proceeds of the Claims (collectively the "Proceeds"), it being the intent of the parties that Oakhurst shall have the right to prosecute the Claims and to collect the Proceeds as if the Thefts had been perpetrated against Oakhurst and as if Oakhurst were the insured under any such insurance policies.

4 FURTHER ASSURANCES. In case at any time after the execution hereof by the parties any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request.

5 COOPERATION. H&H will cooperate with Oakhurst and its counsel and assist them in prosecuting the Claims and collecting the Proceeds (i) by making available H&H personnel to testify in civil or criminal proceedings relating to the Thefts; (ii) by providing access to such H&H books and records as shall be reasonably necessary in connection the prosecution of the Claims and collection of the Proceeds; and (iii) by doing all such other things as Oakhurst shall reasonably request in connection with the Claims and the Proceeds.

6 EXPENSES. From and after the date hereof, Oakhurst shall bear its own expenses of prosecuting the Claims and collecting the Proceeds, including paying outstanding invoices to Aderson, Frank & Steiner, and shall reimburse to H&H its out-of-pocket expenses (but not its overhead type expenses) incurred in rendering cooperation and otherwise assisting Oakhurst in implementing this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

OAKHURST COMPANY, INC.                     H&H DISTRIBUTORS, INC.


By:   /s/ Mark Auerbach                    By:     /s/ Harold Garfinkel
     ----------------------------              ----------------------------
     Mark Auerbach                         Harold Garfinkel
     Chief Financial Officer               President




                                            /s/ James Stein
                                           -----------------------------------
                                           JAMES STEIN
                                           (an Individual)

                                                                       EXHIBIT B

        ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS AND TRANSFER OF STOCK


THIS ASSIGNMENT OF INTELLECTUAL PROPERTY AND TRANSFER OF STOCK is made as of the 14th day of July 1997 by and among Oakhurst Holdings, Inc., a Delaware corporation ("OHI") and H&H Distributors, Inc., a Pennsylvania corporation, ("H&H") in connection with that certain Stock Purchase and Sale Agreement between OHI's parent, Oakhurst Company, Inc., H&H and James Stein dated as of July 14, 1997.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged:

1 OHI hereby sells, assigns and transfers to H&H all of OHI's right, title and interest in and to the trade names "Harry Survis" and "Harry Survis Auto Center" (the "Trade Names.")

2 H&H hereby sells, assigns and transfers to OHI that certain stock certificate representing one hundred seventy (170) shares of OHI capital stock.

3 The parties hereby cancel that certain license agreement between them relating to the Trade Names dated August 16, 1995.


OAKHURST HOLDINGS, INC.                         H&H DISTRIBUTORS, INC.



By:     /s/ Maarten D. Hemsley                  By:    /s/ Harold Garfinkel
     ---------------------------------              --------------------------
     Maarten D. Hemsley                             Harold Garfinkel
     President                                      President

                                                                       EXHIBIT C


                    CORPORATE SERVICES TERMINATION AGREEMENT

           H & H DISTRIBUTORS, INC. & OAKHURST MANAGEMENT CORPORATION

THIS CORPORATE SERVICES TERMINATION AGREEMENT (this "Agreement") is made effective as of the 14th day of July 1997, by and between H & H DISTRIBUTORS, INC. ("H&H") and OAKHURST MANAGEMENT CORPORATION (the "Company").

In consideration of the covenants of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 Effective on the date hereof, the parties hereby agree to the termination of the Corporate Services Agreement dated as of March 27, 1995 between them (the "Services Agreement.")

2 The Company acknowledges receipt in full of all amounts owing to it under the Services Agreement through the date hereof.

3 By the execution hereof, each party hereby releases, remises, acquits and forever discharges the other party and the other party's officers, directors, shareholders, heirs, administrators, personal representatives, successors and assigns, of and from any and all claims, demands, losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.


OAKHURST MANAGEMENT CORPORATION          H&H DISTRIBUTORS, INC.



By:    /s/ Maarten D. Hemsley            By:     /s/ Harold Garfinkel
   ------------------------------           ------------------------------------
     Maarten D. Hemsley                           Harold Garfinkel
     President                                    President

                                                                       EXHIBIT D

                       SOFTWARE AND ASSOCIATED EQUIPMENT

1              Two (2) file servers, including monitor, keyboard and mouse.

2 One (1) Application server, including monitor, keyboard and mouse.

3              Two (2) copies of Mas90 software, plus diskettes and manuals.

4 Two (2) copies of Novell network software, plus diskettes and manuals.